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              TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                            AND SUBSIDIARY

                              EXHIBIT II

               COMPUTATION OF EARNINGS PER COMMON SHARE
               ----------------------------------------



                                              Six Months Ended                            Three Months Ended
                                                  April 30,                                     April 30,
                                         1 9 9 7              1 9 9 6                  1 9 9 7              1 9 9 6
                                         -------              -------                  -------              -------
Primary earnings:
Net income (loss)                      $     91,177         $   160,111              $   (60,265)         $   (6,438)

Shares:
  Weighted common shares outstanding      8,000,433           7,604,322                8,113,186           7,604,322
  Harriman options                               --             107,042                       --                  --
  Warrants to consultants                    61,320                  --                       --                  --
  Employee stock options                      4,774                  --                       --                  --
  Consultant stock options                    6,091                  --                       --                  --
  B warrants                                     --              14,491                       --                  --
  Underwriter options                            --             101,574                       --                  --
                                       ------------         -----------              -----------          ----------

Total weighted shares outstanding         8,072,618           7,827,429                8,113,186           7,604,322
                                       ------------         -----------              -----------          ----------

Primary earnings per common share      $        .01         $       .02              $      (.01)         $       --
                                       ============         ===========              ===========          ==========

Fully diluted earnings:
 Net income (loss)                     $     91,177         $   160,111              $   (60,265)         $   (6,438)

Shares:
  Weighted common shares outstanding      8,000,433           7,604,322                8,113,186           7,604,322
  Harriman options                               --             107,042                       --                  --
  Warrants to consultants                    61,320                  --                       --                  --
  Employee stock options                      4,774                  --                       --                  --
  Consultant stock options                    6,091                  --                       --                  --
  B warrants                                     --              14,491                       --                  --
  Underwriter options                            --             101,574                       --                  --
                                       ------------         -----------              -----------          ----------

Total weighted shares outstanding         8,072,618           7,827,429                8,113,186           7,604,322
                                       ------------         -----------              -----------          ----------

Fully diluted earnings per common share $       .01         $       .02              $      (.01)         $       --
                                       ============         ===========              ===========          ==========

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